UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 27, 2011
NEOHYDRO TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-53669	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
84 Hawkhill Road NW, Calgary, Alberta, Canada		T3G 3H8
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(877) 241-0265
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2011, we accepted the resignation of Michael Kulcheski as our president, principal executive officer, secretary, treasurer, chief executive officer, principal financial officer and principal accounting officer.  Mr. Kulcheski’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.  Mr. Kulcheski will remain as a member to our company’s board of directors.

Concurrently with Mr. Kulcheski’s resignation, we appointed Claudio Lai as our president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer, effective September 27, 2011.  In addition, we increased the number of directors on our board of directors from one to two members and appointed Mr. Lai fill the board seat.

Claudio Lai

Since 2002, Claudio Lai has served as the president of Performance DNS, a business operating as a sole proprietorship located in El Paso, Texas.  Performance DNS, provides a web and mobile based management tool of website domain names within the Domain Name System (DNS).  Domain administrators using Performance DNS, can dynamically manage the DNS of one or thousands of domains as well as email (MX record) accounts. Mr. Lai manages the day to day operations of Performance DNS including maintaining favorable relationships with existing customers.

Since 2004, he has served as the president of Integration Mind, a business operating as a sole proprietorship, located in El Paso, Texas, that provides online billing, technical, integration, support services and solutions for merchants.  Mr. Lai manages the day to day operations of Integration Mind including but not limited to providing technical support to online merchants who have subscribed to the services of Integration Mind.

In June 2010 Mr. Lai was appointed as president and director of TrustCash Holdings Inc., a company that provides a website to accept online payment options with or without a merchant account As the President Mr. Lai devises strategies, formulates policies and directs operations to ensure that the objectives of TrustCash are met. Mr. Lai is also required to sign major contracts, stock certificates, and other legal documents.

We appointed Claudio Lai as our officer and director due to his experience with startup companies.

Our board of directors now consists of Claudio Lai and Michael Kulcheski.  There have been no transactions between our company and Mr. Lai since our company’s last fiscal year which would be required to be reported herein.  There are no family relationships among our directors or executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOHYDRO TECHNOLOGIES CORP.
/s/ Claudio Lai
Claudio Lai
President and Director

Date:	October 7, 2011